United States Securities and Exchange Commission Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 27, 2011 (April 25, 2010)

MEDLINK INTERNATIONAL, INC.
(Exact name of registrant as Specified in its Charter)

Delaware	001-31771	41-1311718
(State of other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1 Roebling Court Ronkonkoma, NY 11779 (Address of principal executive offices, Zip code)

631-342-8800 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm

On March 7, 2011 Jewett, Schwartz, Wolfe & Associates (“JSW”) advised the Company that its audit practice was acquired by RBSM LLP (“RBSM”), an independent registered public accounting firm.  As a result of the acquisition JSW effectively resigned as the Company’s independent registered public accounting firm and RBSM was appointed to serve as the Company’s independent registered public accounting firm by the Company’s Board of Directors, acting as the Company’s Audit Committee.

The reports of JSW on the Company’s  financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that the reports of JSW on the Company’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to a deficit in working capital and incurring significant losses.

During the years ended December 31, 2009 and 2008, and through March 7, 2011, the Company has not had any disagreements with JSW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to JSW’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the years ended December 31, 2009 and 2008, and through March 7, 2011, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided JSW with a copy of this disclosure set forth under this Item 4.01 requested JSW to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from JSW is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

On March 15, 2011  (the “Engagement Date”), the Company engaged RBSM as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010. The engagement of RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors, acting as the Company’s Audit Committee.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM  concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 25, 2011, the Board of directors (the “Board”) of MedLink International, Inc. (the “Company”) concluded that the Company’s previously filed financial statements for the fiscal year ended December 31, 2010 and 2009 included in the Company’s December 31, 2010 Annual Report on SEC Form 10-K filed with the Securities & Exchange Commission on April 25, 2011 should no longer be relied upon.  The Board came to this conclusion based on notification received from its independent registered public accounting firm, RBSM LLP ( “RBSM”) that the Company filed its December 31, 2010 and 2009 financial statements together with an Audit Report from RBSM  without obtaining a manually signed copy of RBSM’s Audit  Report authorizing the Company to include their Audit  Report on the  Company’s December 31, 2010 financial statements included  in the Company’s December 31, 2010  Annual Report on SEC Form 10-K.  In addition, the Company filed its December 31, 2009 financial statements together with an Audit Report from its predecessor independent public accounting firm, Jewett, Schwartz, Wolfe & Associates without obtaining a manually signed copy of Jewett, Schwartz, Wolfe & Associates Audit Report authorizing the Company to include their Audit Report on the Company’s December 31, 2009 financial statements included in the Company’s December 31, 2010 Annual Report on SEC Form 10-K.

Upon being notified by RBSM, the Company discovered its error.  Accordingly, the Company will restate its Annual Report on Form 10-K for the years ended December 31, 2010 and 2009 to include a duly authorized Audit Report from RBSM for the year ended December 31, 2010 and a duly authorized Audit Report from Jewett, Schwartz, Wolfe & Associates for the year ended December 31, 2009. The Company will amend its Annual Report on Form 10-K/A for the year ended December 31, 2010 previously filed with the SEC to restate its financial statements as soon as practicable.

The Company's Board of Directors has discussed the matters disclosed in this filing under Item 4.02(a) with the Company's current and predecessor independent auditors.

Item 9.01                      Financial Statements and Exhibits

 (d)         Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Jewett, Schwartz, Wolfe & Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 27, 2011.

MedLink International, Inc.

By:	/s/ RAY VUONO
Ray Vuono Chief Executive Officer